UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2008

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
                               Brookings, SD                     57006
                      (Address of principal executive office)           (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

                          [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                          [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                          [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))

                          [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensating Arrangements of Certain Officers

           (e)  On December 4, 2008, based on the recommendation of the management team of Daktronics, Inc. (the “Company”), the Compensation Committee of the Company’s Board of Directors recommended to the Company’s Board of Directors and the Board approved no changes in the base salaries for the Company’s officers, including James B. Morgan, the Chief Executive Officer, William R. Retterath, the Chief Financial Officer, Bradley T. Wiemann and Reece A. Kurtenbach, both Vice Presidents of the Company, and Dr. Aelred J. Kurtenbach, the Chairman of the Board (collectively, the “Executive Officers”).

          The Compensation Committee of the Board of Directors also recommended and the Board of Directors approved a continuation and modification of the formula-based performance bonus plan for the Executive Officers and for fiscal 2009. The Board maintained the formula for the cash bonus plan, consisting of thirty percent (30%) of the maximum bonus if after-tax earnings for fiscal 2009 exceed 13% of shareholders’ equity at the beginning of the 2009 fiscal year, and increasing linearly with performance to a maximum bonus amount if after-tax earnings exceed 20% of beginning shareholders’ equity. The Board approved changes in the maximum levels of bonuses for the Executive Officers. The maximum bonus amount for Mr. Morgan was changed from seven to seven and one-half months of salary; Mr. Retterath's maximum bonus was changed from five to five and one-half months of salary; and Mr. R. Kurtenbach’s and Mr. Wiemann’s maximum bonuses were changed from four and one-half to five months of salary. Dr. Aelred J. Kurtenbach’s maximum bonus was maintained at three months of salary.

Also, effective December 4, 2008, the Board of Directors authorized grants of stock options to purchase shares of the Company’s common stock under the Company’s 2007 Stock Option Plan (the “Plan”) to four of the Executive Officers for the numbers of shares indicated below. Each of these new stock options vests 20% each year over five years beginning on the first anniversary of the date of grant, has a ten-year term, is subject to the terms and conditions of the Plan, and has an exercise price equal to the fair market value of the Company’s common stock as of the grant date, which was $8.29. Copies of the Plan and the form of agreement under which these options were granted are on file with the Securities and Exchange Commission as exhibits to the Company’s reports.

Name	Title	Share	s

James B. Morgan	Chief Executive Officer	12,000
William R. Retterath	Chief Financial Officer	11,000
Bradley T. Wiemann	Vice President	10,500
Reece A. Kurtenbach	Vice President	10,500

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By:	/s/ William R. Retterath
William R.Retterath, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: December 5, 2008